FOR IMMEDIATE RELAEASE

STRATFORD AMERICAN CORPORATION ANNOUNCES SALE OF REMAINING LEASED PROPERTY

     PHOENIX, Ariz. - (BUSINESS WIRE) - December 29, 1999 - Stratford American Corporation (OTC Bulletin Board: STFA) today announced that it has sold its remaining real estate property for $1,440,000.00 in cash. The Company had leased the property to Dollar Rent A Car Systems, Inc. ("Dollar") following the sale to Dollar in 1998 of the Company's rental car business.

     The ownership and lease management of that property was the Company's only current activity. The Company plans to use the proceeds from the sale, together with existing cash from 1998 sale of the rental car business to Dollar, in the acquisition of a new unrelated business opportunity.

Contact: Stratford American Corporation
         Mel Shultz (602) 956-7809

SAFE HARBOR STATEMENT:

     Certain statements contained in this release, including statements regarding the Company's plan to acquire a new unrelated business opportunity, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from the forward-looking statements. Such factors include, among other things: the fact that the Company has no significant operations; the risk that the
Company will not be able to complete any acquisitions to re-establish significant operations; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.